As filed with the Securities and Exchange Commission on January 15, 1999
                                          Registration No. 333-_______________



               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                             FORM S-8
                      REGISTRATION STATEMENT
                            UNDER THE
                      SECURITIES ACT OF 1933


                 Bedford Property Investors, Inc.
      (Exact name of Registrant as specified in its charter)
            Maryland                             68-0306514
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)             Identification Number)
                      270 Lafayette Circle
                  Lafayette, California 94549
            (Address of Principal Executive Offices)

                Bedford Property Investors, Inc.
     Amended and Restated 1992 Directors' Stock Option Plan

Bedford Property Investors, Inc. Amended and Restated Employee Stock
                              Plan
                   (Full title of the plans)


                        Peter B. Bedford
                 Bedford Property Investors, Inc.
                      270 Lafayette Circle
                  Lafayette, California 94549
            (Name and address of agent for service)

                        (925) 283-8910
(Telephone number, including area code, of agent for service)



                             Copy to:
                      William H. Hinman, Esq.
                       Shearman & Sterling
                       1550 El Camino Real
                    Menlo Park, CA 94025-4100

                 CALCULATION OF REGISTRATION FEE

   Title of                     Amount        Proposed Maximum      Proposed Maximum          Amount of
Securities to be                to be        Offering Price Per        Aggregate            Registration
  Registered                 Registered          Share (*)          Offering Price (*)           Fee

Common Stock                2,600,000 (**)      $16 15/32            $42,818,750              $11,904
par value $.02 per share       Shares

 (*) The price shown is the average of the high and low prices of the Common Stock on the New York Stock Exchange consolidated reporting system on January 11, 1999 in accordance with Rule 457(c) and Rule 457 (h) under the Securities Act of 1933, as amended, and is being utilized solely for the purpose of calculating the registration fee.
 (**) Represents additional shares to be registered in order to reflect 500,000 shares added under the Amended and Restated 1992 Directors' Stock Option Plan and 2,100,000 shares added under the Amended and Restated Employee Stock Plan.

                      STATEMENT PURSUANT TO
               GENERAL INSTRUCTION E TO FORM S-8

   Except as set forth below, the contents of the Registrant's
Registration Statements on Form S-8 (333-18215 and 33-52375), as filed with the Securities and Exchange Commission on December 19, 1996 and February 22, 1994, respectively, are incorporated by reference herein.

                             Part II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8. Exhibits.

        The following exhibits are filed as part of this Registration Statement:

5* Opinion of Ballard Spahr Andrews & Ingersoll regarding the legality of the common stock being registered hereby.

10.16 The Company's Amended and Restated Employee Stock Plan is incorporated herein by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

10.17 Form of Employee Stock Plan Option Agreement under the Company's Amended and Restated Employee Stock Plan is incorporated herein by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

10.18 The Company's Amended and Restated 1992 Directors' Stock Option Plan is incorporated herein by reference to Exhibit 10.18 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

10.19* Form of Director Stock Option Plan Agreement under the Company's Amended and Restated 1992 Directors' Stock Option Plan.

23.1* Consent of KPMG LLP, independent certified public accountants.

23.2* Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5).

24*          Powers of Attorney (included on signature page).

* Filed herewith.


Item 9. Undertakings.

   (a)  The undersigned Registrant hereby undertakes;

        (1) To file, during any period in which offers or sales are being made of the securities being registered hereby, a post-effective amendment to this Registration Statement:

             (i)  To include any prospectus required by Section 10
                  (a) (3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424
                  (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities bring registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of California on the 15th day of January, 1999.

                            BEDFORD PROPERTY INVESTORS, INC.


                            By:   /s/ Peter B. Bedford
                                Name: Peter B. Bedford
                           Title: Chairman of the Board and
                                  Chief Executive Officer

                        POWER OF ATTORNEY

   Each of the undersigned whose signature appears below hereby constitutes and appoints Peter B. Bedford and Hahn Kihara, and each of them acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all related registration statements necessary to register additional securities, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the indicated capacities on January 15, 1999.


Signature

Title




   /s/ Peter B. Bedford         Chairman of the Board and
       Peter B. Bedford         Chief Executive Officer

   /s/ Hanh Kihara              Senior Vice President and
   Hanh Kihara                  Chief Financial Officer
                                (Principal Financial and
                                Accounting Officer)

    /s/ Claude M. Ballard       Director
        Claude M. Ballard


   /s/ Anthony M. Downs         Director
       Anthony M. Downs

   /s/ Thomas G. Eastman        Director
       Thomas G. Eastman

   /s/ Anthony M. Frank         Director
       Anthony M. Frank

   /s/ Thomas H. Nolan, Jr.     Director
       Thomas H. Nolan, Jr.

   /s/ Martin I. Zankel         Director
       Martin I. Zankel

                          Exhibit Index

Exhibit No.           Description of Document


5* Opinion of Ballard Spahr Andrews & Ingersoll regarding the legality of the common stock being registered hereby.

10.16 The Company's Amended and Restated Employee Stock Plan is incorporated herein by reference to Exhibit 10.16 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

10.17 Form of Employee Stock Plan Option Agreement under the Company's Amended and Restated Employee Stock Plan is incorporated herein by reference to Exhibit 10.17 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

10.18 The Company's Amended and Restated 1992 Directors' Stock Option Plan is incorporated herein by reference to Exhibit 10.18 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

10.19* Form of Director Stock Option Plan Agreement under the Company's Amended and Restated 1992 Directors' Stock Option Plan.

23.1* Consent of KPMG LLP, independent certified public accountants.

23.2*        Consent of Ballard Spahr Andrews & Ingersoll
             (included in Exhibit 5).

24*          Powers of Attorney (included on signature page).

* Filed herewith